UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 10, 2014 (June 9, 2014)

CAPSTONE TURBINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street,
Chatsworth, California	91311
(Address of principal executive offices)	(Zip Code)

(818) 734-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 9, 2014, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into a Twelfth Amendment to Credit and Security Agreements (the “Twelfth Amendment”) with Wells Fargo Bank, National Association, acting through its Wells Fargo Business Credit operating division.  The Twelfth Amendment provides the Company an increase in the borrowing capacity available under the Company’s revolving lines of credit to an aggregate of $20,000,000 from $15,000,000 and extends the maturity date of the domestic line of credit from September 30, 2014 to  September 30, 2017. The Twelfth Amendment also, among other things, makes certain changes to the financial covenants by decreasing the required minimum cash balance relative to the outstanding line of credit advances and sets the financial covenants for the Company’s 2015 fiscal year. The amendment also adds a $500,000 non-revolving capital expenditure line of credit.

The foregoing description of the Twelfth Amendment does not purport to be complete and is qualified in its entirety by reference to the Twelfth Amendment, which is filed herewith as Exhibit 10 and incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10	Twelfth Amendment to Credit and Security Agreements, dated as of June 9, 2014, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION

Date: June 10, 2014	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description

10	Twelfth Amendment to Credit and Security Agreements, dated as of June 9, 2014, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.